EXHIBIT E

FORM OF MONEY MARKET QUOTE REQUEST

Date:  ___________, _____
To:	Bank of America, N.A.., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain 364 Day Credit Agreement, dated as of March 6, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Toyota Motor Finance (Netherlands) B.V., a corporation organized under the laws of the Netherlands, Toyota Motor Credit Corporation, a California corporation, Toyota Financial Services (UK) PLC, a corporation organized under the laws of England, Toyota Leasing GmbH, a corporation organized under the laws of Germany, Toyota Credit de Puerto Rico Corp., a corporation organized under the laws of Puerto Rico, Toyota Credit Canada Inc., a corporation organized under the laws of Canada, Toyota Kreditbank GmbH, a corporation organized under the laws of Germany, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Agent and Swing Line Lender, Banc of America Securities LLC, Citigroup Global Markets Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Joint Lead Arrangers and Joint Book Managers, Citibank, N.A. as Swing Line Lender and Citibank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Syndication Agents.

The undersigned hereby requests Money Market Quotes for (select one):

____ Money Market Absolute Rate for	____ Money Market Margin for
Money Market Absolute Rate Loans	Money Market LIBOR Loans

1.           On  _____________________  (a Business Day).

2.           In the amount of US$  _______________________.

3.           For an Interest Period of  ____________________ .

The Money Market Loans for which Money Market Quotes are requested herein would comply with the proviso to the first sentence of Section 2.3(a) of the Agreement.

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
[TOYOTA MOTOR CREDIT CORPORATION]
[TOYOTA FINANCIAL SERVICES (UK) PLC]
[TOYOTA KREDITBANK GMBH]
[TOYOTA LEASING GMBH]

[as Borrowers’ Representative for]

E-1
Form of Money Market Quote Request

[TOYOTA MOTOR CREDIT CORPORATION]
[TOYOTA CREDIT DE PUERTO RICO CORP.]
[TOYOTA CREDIT CANADA INC.]

By: _______________________________

Name: _____________________________

Title: ______________________________

E-2
Form of Money Market Quote Request